EXHIBIT 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE U.S. SARBANES-OXLEY ACT OF 2002

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the fiscal year ended December 31, 2018 (the “Report”) for the purposes of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

I, Saulo Nunes, Principal Executive Officer of Gafisa S.A., certify that, to the best of my knowledge:

•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 11, 2019

GAFISA S.A.

By:	/s/ Saulo Nunes
	Name:	Saulo Nunes
	Title:	Principal Executive Officer